TWO (2)EXHIBITS TO ITEM 77C:
MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS


           MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS
                 RESULTS OF SHAREHOLDER MEETINGS
                          (Unaudited)

  At a Special meeting of Shareholders of Phoenix-Aberdeen International Fund (n/k/a Phoenix International Strategies Fund) (the "Fund") held on June 22, 2005, shareholders voted on the following proposals:

1. To approve an amendment to the fee schedule of the Fund's Investment Advisory Agreement between Phoenix Multi-Portfolio Fund (the "Trust") on behalf of the Fund and Phoenix Investment Counsel, Inc. ("PIC").

2. To approve a Subadvisory Agreement between PIC and Acadian Asset Management, Inc. ("Acadian") and a Subadvisory Agreement between PIC and New Star Institutional Managers, Inc. ("New Star") with respect to the Fund.

NUMBER OF ELIGIBLE UNITS VOTED:

1. Approve an amendment to the fee schedule of the Fund's Investment Advisory Agreement between the Trust on behalf of the Fund and PIC
                                                        BROKER
       FOR           AGAINST           ABSTAIN         NON-VOTES
22,692,690.8484   3,991,343.5509    2,194,104.1161   3,541,202.9000


2.	Approve a new Subadvisory Agreement
                                                        BROKER
       FOR           AGAINST           ABSTAIN         NON-VOTES
27,472,510.3767   2,419,026.2783    2,527,804.7605       None

- - - - - - - - - - - - - - - - - - - -

  At a Special meeting of Shareholders of Phoenix-Aberdeen International Fund (n/k/a Phoenix International Strategies Fund) (the "Fund") held on July 13, 2005, shareholders voted on the following proposal:

   To permit Phoenix Investment Counsel, Inc. ("PIC") to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

NUMBER OF ELIGIBLE UNITS VOTED:

Permit PIC to hire and replace subadvisers or to modify
subadvisory agreements without shareholder approval
                                                        BROKER
       FOR           AGAINST           ABSTAIN         NON-VOTES

22,047,441.7387   4,005,933.7115    3,844,169.2050    3,050,992.1200


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         MATTERS SUBMITTED TO A VOTE OF SHAREHOLDERS
              RESULTS OF SHAREHOLDER MEETING
                   November 30, 2005
                      (Unaudited)

 At a Special meeting of Shareholders of Phoenix Emerging Markets Bond Fund (the "Fund") held on November 30, 2005, Shareholders voted on the following proposals:

1.  To approve a Subadvisory Agreement between Phoenix
Investment Counsel, Inc. ("PIC") and HSBC Halbis Partners
(USA) Inc. ("HSBC").

2. To permit PIC to hire and replace subadvisers or to modify subadvisory agreements without shareholder approval.

NUMBER OF ELIGIBLE UNITS VOTED:

                              FOR             AGAINST         ABSTAIN
1. Approve new
Subadvisory Agreement     22,152,025.640     522,027.750    1,326,590.880

2. Permission for PIC to
hire and replace subadvisers
or to modify subadvisory
Agreements without
Shareholder approval      20,304,139.982    2,233,827.567   1,462,706.720